Exhibit 99

Release Date: IMMEDIATE RELEASE April 27, 2020	Further Information: David J. Bursic President and CEO Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES

QUARTERLY CASH DIVIDEND

WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors declared a regular $0.10 cash dividend on the common stock of the Company, payable on May 21, 2020 to the stockholders of record at the close of business on May 11, 2020.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.

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